UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 13, 2013, MGP Ingredients, Inc. (the “Company”) issued a Press Release (the “Press Release”) regarding the report and recommendation of Glass, Lewis & Co., LLC, a provider of proxy voting advisory services to institutions and other professional investors, with respect to the Company’s 2013 Annual Meeting of Stockholders.  The Press Release is filed herewith as Exhibit 1.

Exhibit 1

NEWS RELEASE

Glass Lewis Recommends FOR the MGP Ingredients

Board Nominees on the WHITE Proxy Card

ATCHISON, Kan., August 13, 2013 — MGP Ingredients, Inc. (Nasdaq: MGPI) (the “Company”) today announced that Glass, Lewis & Co., LLC, a leading provider of proxy voting advisory services to institutions and other professional investors, recommends stockholders support MGP’s current management team and Board by voting FOR the Company’s director nominees on the Company’s WHITE proxy card at the Company’s 2013 Annual Meeting of Stockholders to be held on August 23, 2013.

Glass Lewis’ report is a resounding vote in favor of MGP and the actions its independent directors and management team are taking to deliver value to all stockholders.  Glass Lewis is an independent third party trusted by over 900 clients, including pension plans, mutual funds and asset managers that collectively manage more than $15 trillion in assets, to provide unbiased advice in contested proxy contests.  Their clear support of MGP’s director nominees highlights the importance of keeping independent voices on the MGP Board to protect the interests of common stockholders and is another reason stockholders should vote the WHITE proxy card.

In their report dated August 9, 2013, Glass Lewis clearly indicates its support for MGP’s director nominees (emphasis added):

“Given that the Cray family already exerts significant influence over the Company through its ownership of 92% of the preferred shares, giving it the right to elect five of the Company’s nine directors, and 27.5% ownership of the common shares, we believe it is particularly important in this case for independent directors to maintain their current position. In our view, in light of recent actions, the independent directors are more likely to act in the best interests of all shareholders than is the Cray family.”

The Glass Lewis report goes further to address important topics that should be carefully considered by stockholders before casting their vote:

On the positive impact of MGP’s management-led transformation and corresponding stock price performance:

“…MGP’s stock price has outperformed peers and the index. In our view, the Company’s most recent stock price performance is indicative of a better performing company that is implementing a strategy that has begun to yield positive financial results.”

On the strength of MGP’s nominees and management:

“In our view, Mr. Speirs strongly and effectively defends his campaign for continued service as the Company’s chairman and for Mr. Newkirk to continue as the Company’s CEO...Given their previous support of Mr. Newkirk, it’s unclear as to why the Cray family has turned on Mr. Newkirk and the management team now, especially considering that the Cray family continues to believe in the merits of the Company’s strategy.”

On the Cray Group’s criticisms of MGP’s executive and director compensation plan:

“Furthermore, we find the Dissident’s concerns regarding executive and director pay somewhat disingenuous given that both Mr. Cray, Jr. and Mrs. Seaberg voted in favor of the current compensation of management on two occasions, with the most recent vote on July 11, 2013, according to the Company.”

THE CRAY GROUP CONTINUES TO INTERFERE WITH

THE BOARD’S FIDUCIARY DUTIES

Consistent with their fiduciary duties, the independent directors of MGP are exploring any alternative that could maximize value for all common stockholders.  In their report, Glass Lewis supports MGP’s review of strategic alternatives:

“Still, we recognize that a review of the Company’s strategic alternatives is a legitimate undertaking by the board and is in fact a sign of a well-functioning board. One of any board’s responsibilities is to evaluate the company’s business strategy and, when necessary, conduct an in-depth review or exploration of strategic alternatives that could better or more quickly maximize shareholder value.”

Cray Group members Karen Seaberg and Bud Cray have made it clear they will not seriously consider potential strategic alternatives.  Their position is difficult to reconcile with their fiduciary duties as directors and is not in the best interests of common stockholders.

Stockholders must carefully consider whether they want to turn even more control over to a group so clearly intent on using its existing control to pursue its own self-interest.

The independent directors of MGP believe that stockholders cannot allow the Cray Group to increase their control over MGP.  MGP urges stockholders to vote the WHITE proxy card to ensure independent leadership at MGP will continue to serve the best interests of all stockholders, not just the interests of a single family.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxy votes:

Innisfree M&A Incorporated

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call: (212) 750-5833

IMPORTANT

Vote the White Proxy Card today!

About MGP Ingredients

MGP is a leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry. The Company also produces high quality food grade industrial alcohol and formulates grain-based starches and proteins into nutritional, as well as highly functional, innovations for the branded consumer packaged goods industry. Distilled spirits are produced at facilities in the adjacent towns of Lawrenceburg and Greendale, Indiana. The Company is headquartered in Atchison, Kansas, where a variety of distilled alcohol products and food ingredients are manufactured. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison or Indiana facilities, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the ability to effectively operate the Illinois Corn Processing, LLC (“ICP”) joint venture, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments and (x) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

Important Additional Information

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning the Company are available free of charge at www.sec.gov.  For a copy of final definitive materials with respect to 2013 Annual Meeting, including Amendment No. 3 of the supplement to the proxy statement, please see http://ir.mgpingredients.com/annuals.cfm. Voting remains open to stockholders of record at the close of business on April 3, 2013. Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision.

The Company and its directors, director nominees, the Company’s chief executive officer and its chief financial officer (the “Participants”) may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.  Information regarding the Participants in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.

CONTACT: Investors & Analysts:

George Zagoudis, Investor Relations

913-360-5441 or george.zagoudis@mgpingredients.com

Media:

Shanae Randolph, Corporate Director of Communications

913-367-1480 or shanae.randolph@mgpingredients.com